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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT
                                   PURSUANT TO

                             SECTION 13 OR 15(D) OF



                       THE SECURITIES EXCHANGE ACT OF 1934






         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 10, 1996
                              --------------------
                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

   DELAWARE                          0-19871                     94-3078125

(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
      of incorporation)                                   Identification Number)



                                2 RICHMOND SQUARE
                         PROVIDENCE, RHODE ISLAND 02906

          (Address, of principal executive offices, including zip code)



                                 (401) 272-3310

               (Registrant's Telephone number including area code)
                              --------------------




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                               PAGE 1 OF 9 PAGES.
                           Exhibit Index is on Page 5

                                       -1-
3141189.01

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Item 5.

         CytoTherapeutics, Inc. ("CytoTherapeutics" or the "Company") announced the establishment of Modex Therapeutiques SA as a 50% owned, Swiss company to pursue extensions of CytoTherapeutics' broad-based, encapsulated-cell technology for applications outside the central nervous system. Modex, headquartered in Lausanne, Switzerland, will integrate technologies developed at three universities located in Lausanne -- the University of Lausanne, the Centre Hospitalier Universitaire Vaudois (CHUV), the Ecole Polytechnique Federale de Lausanne (EPFL) -- as well as from the Albert Einstein College of Medicine of Yeshiva University in New York City and CytoTherapeutics to develop products to treat diseases such as diabetes, obesity and blood disorders.

         CytoTherapeutics has initially invested $2 million in Modex, with a commitment to invest an additional $2 million on the second anniversary of the agreement if Modex has, prior to that time, achieved one or more specified scientific milestones, in exchange for a 50% stake in Modex. An investment fund managed by Lombard Odier & Cie, a Swiss private bank, has invested $2 million in Modex, with a commitment to invest an additional $1 million on the second anniversary of the agreement, in exchange for a 15% stake in the company.

         CytoTherapeutics has granted to Modex an exclusive, royalty-bearing license to CytoTherapeutics' proprietary encapsulated-cell technology for three applications outside the central nervous system (diabetes, obesity and anemia). Modex granted to CTI an exclusive royalty-bearing license to any technology developed or obtained by Modex for application to diseases, conditions and disorders which affect the central nervous system. In addition to its royalty obligations, CTI is also obligated under this agreement to issue to Modex up to 300,000 shares of CTI Common Stock on the achievement by Modex of certain scientific milestones. Substantially all of these shares are expected to be awarded by Modex as incentive compensation to Modex's founding scientists and other researchers upon the achievement of such milestones.

         Under the terms of its agreement with the fund managed by Lombard Odier, during the first two years following closing, CytoTherapeutics has the right to acquire the fund's interest in Modex for approximately $3 million. Following this two year period, CytoTherapeutics has the right to purchase the fund's interest in Modex at 110% of fair market value. Following the second anniversary of the agreement and prior to the tenth anniversary of the agreement, if no public market exists for the Common Stock of Modex, the fund has the right to require CytoTherapeutics to purchase the fund's interest in Modex for 90% of the fair market value of such interest. Any purchase made by CytoTherapeutics under any of the circumstances described in this paragraph may be made, at CytoTherapeutics' option, in cash or shares of CytoTherapeutics Common Stock valued at the market price at the time of purchase.

         The scientific founders of Modex are Patrick Aebischer, M.D., Ph.D., Professor of Surgery and Director of Surgical Research and the Gene Therapy Center at the CHUV; Max Wilhelm, Ph.D., who will serve as Modex's Chief Executive Officer and was previously Director

                                       -2-
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of  Pharmaceutical  Research and Development at Ciba-Geigy  Corporation where he was responsible for worldwide research and development operations; Bernard Thorens, Ph.D., Professor at the Institute of Pharmacology at the University of Lausanne, and Shimon Efrat, Ph.D., Associate Professor at the Department of Molecular Pharmacology at Albert Einstein College of Medicine at Yeshiva University. Dr. Aebischer is also a scientific founder of CytoTherapeutics and a member of its Board of Directors.

         Under the terms of the agreement between CytoTherapeutics and the scientific founders of Modex, CytoTherapeutics has the right to acquire, and the founders have the right to require CytoTherapeutics to acquire, the founders' initial equity interest in Modex in exchange for the issuance of an aggregate of approximately 92,000 shares of CytoTherapeutics Common Stock.

         Certain  statements  in this current  report  include  forward  looking comments regarding, among other things, product development programs, CytoTherapeutics' obligations under certain agreements and the Company's dependence on outside parties. The Company's actual results may vary materially from those forward looking statements due to risks and uncertainties to which the Company is subject. "Cautionary Factors Relevant to Forward Looking Statements" filed herewith as Exhibit 99 and incorporated herein by reference.



                                       -3-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CYTOTHERAPEUTICS,  INC.

                                                     By /s/ Frederic A. Eustis
                                                        Title:  Vice President

Date:  July 15, 1996

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                                  Exhibit Index

                    Exhibit                                     Page No.

 99 Cautionary Factors Relevant to Forward Looking Statements      5


                                       -5-
3141189.01



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